UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2011

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events

Host Hotels & Resorts, Inc. (“Host Inc.”) and Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner, are reporting that Host L.P. is currently negotiating an amended and restated senior revolving credit facility (the “New Facility”) with a consortium of banks to replace its existing senior revolving credit facility (the “Existing Facility”) which expires in September 2012. Based on lender commitments provided to the arrangers for the New Facility, it is expected that the New Facility would allow for borrowings in an aggregate principal amount of up to $1,000,000,000, an increase of $400,000,000 from the Existing Facility. Other expected terms of the New Facility include:

•	an initial term ending on or about November 2015 with an option for Host LP to extend the term for one additional year, subject to certain conditions, including the payment of an extension fee;

•

a foreign currency subfacility for Canadian Dollars, Australian Dollars, New Zealand Dollars, Japanese Yen, Euros and British Pounds Sterling of up to the foreign currency equivalent of $500,000,000, subject to a lower amount in the case of New Zealand Dollar borrowings;

•	an option for Host LP to increase the aggregate principal amount of the New Facility by up to $500,000,000, subject to obtaining additional loan commitments and satisfaction of certain conditions;

•	a subfacility of up to $100,000,000 for swingline borrowings and a subfacility of up to $100,000,000 for issuances of letters of credit;

•

an interest rate on all borrowings of LIBOR plus a margin either (i) ranging from 175 to 275 basis points (depending on Host LP’s consolidated leverage ratio) or (ii) following the date on which Host LP’s long-term unsecured debt rating is investment grade and Host LP elects ratings-based pricing, ranging from 100 to 160 basis points (depending on Host LP’s unsecured long-term debt rating); and

•

financial covenants (including covenants concerning leverage, fixed charge coverage and unsecured interest coverage) that are comparable to Host LP’s Existing Facility except that minimum fixed charge coverage increases from 1.15x to 1.25x.

It is expected that the New Facility will be completed by the end of November 2011. To the extent completed, borrowings under the New Facility could be used for working capital and other general corporate purposes, including for the consummation of acquisitions. As of September 9, 2011, Host LP had $119 million outstanding under the Existing Facility. The completion of the New Facility is subject to negotiation of final terms satisfactory to Host LP and the lenders involved, and there can be no assurances that the New Facility will be completed or that the terms will not vary from those noted above.

Pledges and Guarantees and effect on Senior Notes and Exchangeable Debentures

Borrowings under the Existing Facility are guaranteed by certain of Host LP’s existing subsidiaries and are currently secured by pledges of equity interests in many of its subsidiaries. The pledges, but not the guarantees, are permitted to be released under the Existing Facility in the event that our leverage ratio falls below 6.0x for two consecutive fiscal quarters (which Host LP has satisfied since the first quarter of 2005) and certain other conditions are satisfied.

The New Facility is not expected to initially include any subsidiary guarantees or pledges of equity interests, and the guarantees and pledges are expected to be required only in the event that Host LP’s leverage ratio later exceeds 6.0x for two consecutive fiscal quarters at a time that Host LP does not have an investment grade long-term unsecured debt rating. In the event that such guarantee and pledge requirement is triggered, the guarantees and pledges would ratably benefit the New Facility as well as the notes outstanding under Host LP’s senior notes indenture and certain hedging and bank product arrangements with lenders that are parties to the New Facility.

Under the senior notes indenture, all Host LP subsidiaries which guarantee Host LP debt are generally required to similarly guarantee debt issuances under the indenture. Also, to the extent the equity of any subsidiaries of Host LP are pledged to secure borrowings under the credit facility, such collateral is likewise required to secure debt issuances under the senior notes indenture. Because both the pledges and guarantees supporting the Existing Facility are expected to be released upon the consummation of the New Facility, the collateral pledges and guarantees that ratably benefit Host LP’s existing senior notes and exchangeable debentures are also expected to be released such that all future issuances of senior notes and/or exchangeable debentures would similarly be on an unsecured basis and not have the benefit of the guarantees. As noted above, in the event that guarantees and pledges are later required under the New Facility, they would also ratably benefit the notes and/or exchangeable debentures outstanding under Host LP’s senior notes indenture.

Other Covenants and Events of Acceleration

The New Facility is expected to impose restrictions on customary matters that were also restricted in the Existing Facility. As with the Existing Facility, certain covenants are expected to be less restrictive at any time that our leverage ratio is below 6.0x. In particular, at any time that our leverage ratio is below 6.0x, the limitations on acquisitions, investments and dividends expected to be contained in the New Facility will be superseded by the generally less restrictive corresponding covenants in our senior notes indenture.

As with the Existing Facility, the New Facility is expected to reflect restrictions on incurrence of debt and the payment of dividends that are generally consistent with our senior notes indenture. These provisions, under certain circumstances, limit debt incurrence to that incurred under the New Facility or in connection with a refinancing, and limit dividend payments to those necessary to maintain the tax status as a REIT of Host Inc.

The New Facility also is expected to include usual and customary events of default for facilities of this nature, and would provide that, upon occurrence and continuation of an event of default, payment of all amounts payable under the New Facility may be accelerated, and the lenders’ commitments may be terminated.

Existing Relationships with the Lenders

We have ongoing relationships with many of the lenders that are expected to be parties to the New Facility for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. We have also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of our senior notes and equity securities. The Bank of New York Mellon, which is expected to be a lender under the New Facility, also acts as trustee for our senior notes and as sales agent under out at-the-market equity offering program.

*    *    *

Forward-looking Statements

In this Current Report on Form 8-K, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “expect,” “may,” “intend,” “predict,” “project,” “plan,” “will,” “estimate” and other similar terms and phrases. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance that involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include those risk factors discussed in our Annual Report on Form 10–K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended September 9, 2011, and in other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release updates to any forward-looking statement contained in this report to conform the statement to actual results or changes in our expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: November 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
By: HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: November 14, 2011